CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM1

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101391, 333-101389, 333-101388 and 333-101387) of Constar International, Inc. of our report dated March 28, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 28, 2006